Exhibit 10.45

PROMISSORY NOTE

Loan No. 194231
$11,000,000	September 1, 2010

FOR VALUE RECEIVED, the undersigned, ORM TIMBER OPERATING COMPANY II, LLC, a Delaware limited liability company with an  address at 19245 Tenth Avenue NE, Poulsbo, Washington 98370 (hereinafter referred to as “Maker”), promises to pay to the order of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, together with any subsequent holder of this Note (“Holder”), at the location and in the manner provided in Section 1.3 of the Loan Agreement between Maker and the Lender (as defined therein) (as amended, restated or supplemented from time to time, the “Loan Agreement”), or at such other location and manner as Holder may designate in writing from time to time, the principal sum of ELEVEN MILLION AND NO/100 DOLLARS (US$11,000,000.00) in lawful money of the United States of America (the “Loan”) together with interest thereon at the rates and times specified below.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Loan Agreement.

1.  INTEREST RATE

1.1      INTEREST.      Maker promises to pay interest on the unpaid principal balance from the date of funding by Holder until payment in full at the rate of four and 85/100 percent (4.85%) per annum (the “Loan Rate”).  Interest at the Loan Rate shall be calculated on the basis of a three hundred sixty day (360) calendar year containing twelve (12) months of thirty days (30) each; provided that for partial payment periods, interest shall be calculated on the basis of the actual number of days elapsed over a three hundred sixty-five (365) day calendar year.  The date of funding hereunder shall be considered the date that the Loan funds are wired or delivered by Holder to Maker or if the Loan is being closed through an escrow, to the escrow agent responsible for closing the Loan, regardless of the date that the escrow agent releases such funds to Maker.

1.2      DEFAULT INTEREST.      Upon the occurrence of (i) an Event of Default and/or (ii) maturity of this Note (whether maturity occurs by demand, acceleration, lapse of time or otherwise), at the option of Holder, the unpaid principal balance of the Loan and accrued but unpaid interest due on this Note and all other sums owed by Maker to Holder shall bear interest until paid at a default rate of interest of four percent (4.00%) per annum above the Loan Rate but not in excess of the maximum interest rate permitted by law (the “Default Rate”).  Any interest due at the Default Rate shall be added to the amount due hereunder, and shall be deemed to be secured by the Deeds of Trust.  The fact that any such interest shall become due hereunder shall not be construed as an agreement or privilege to extend the date of the payment of any amount due hereunder, nor as a waiver of any other right or remedy available to Holder by reason of the occurrence of any Event of Default, nor to prevent Holder from collecting the late fee rate set forth in Section 2.3 below.

2.    PAYMENTS; MATURITY DATE

2.1      PAYMENTS.      Maker promises to pay the principal and interest under this Note to Holder as follows:

2.1.1      Accrued interest only at the Loan Rate shall be due and payable quarterly, commencing on October 1, 2010 and continuing on the first day of each succeeding January, April, July and October thereafter (each such day, a “Payment Date”) until the Maturity Date.

2.1.2      The outstanding principal balance and all accrued and unpaid interest thereon and all other sums and fees due under this Note, the Loan Agreement and the other Loan Documents shall be due and payable on September 1, 2020 (the “Maturity Date”).

2.2      PAYMENT ON NON-BUSINESS DAYS.      If a payment of principal or interest on this Note is due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.  A “Business Day” shall mean any day that is not a Saturday, Sunday or holiday and on which the New York, New York office of Holder and the New York Stock Exchange are open for business.

2.3      LATE FEE.      In the event Maker fails to make any required payment by the end of the fourth (4th) calendar day following the due date of any such payment (the “Grace Period”), Holder shall be entitled to collect, and Maker agrees to pay, in addition to the amount of the scheduled payment, a late charge equal to five percent (5%) of the overdue amount, as liquidated damages for the costs and risk incurred by Holder as a result of the delinquent payment (the “Late Charge”). The Late Charge is intended to reimburse Holder for a portion of the administrative cost and additional loan risk associated with said late payment and shall be in addition to, and not in lieu of, any other remedy Holder may have (e.g., to collect Default Rate interest) and is in addition to Holder’s right to collect reasonable fees and charges of any agents or attorneys which Holder employs in connection with any Event of Default, whether or not litigation is commenced.  Such late charges if not previously paid shall become part of the indebtedness evidenced hereby and shall, at the option of Holder, be added to any succeeding monthly payment due hereunder.  Failure to pay such late charges with such succeeding monthly payment shall constitute an Event of Default and such late charges shall bear interest at the Default Rate from the date due.  Notwithstanding the foregoing, in no event shall Maker be entitled to the benefit of the Grace Period for payments due on the Maturity Date.

3.    APPLICATION OF PAYMENTS

Provided no Event of Default has occurred, each payment received with respect to the Loan may be applied by Holder as follows:  first, to recovery, with interest thereon at the Default Rate, of any expenses, costs, or fees, including attorneys’ fees, funds paid or advanced by Holder or any similar charges pursuant to any of the Loan Documents; second, to any scheduled escrow for tax, insurance or similar items; third, to any late charge or interest calculated at the Default Rate then due; fourth, to the payment of accrued interest at the Loan Rate from time to time remaining unpaid; fifth, to any prepayment premium due with respect to the current payment and any other prepayment premium that may remain unpaid; and sixth, subject to the prepayment provisions of this Note, to reduce the principal hereunder, whether or not due and payable.  If any partial payment is accepted on this Note at a time when an amount in excess of such partial payment is then due and payable, such partial payment shall be applied to the oldest outstanding amount in arrears in the order of the arrearage unless Holder elects to apply such payment in some other order.  Notwithstanding any other provision of this Note or of any of the other Loan Documents, from and after the occurrence of an Event of Default, all payments and other amounts received by Holder may be applied by Holder in such manner and to such indebtedness (whether to payment of advances made by Holder pursuant to any provision of any of the Loan Documents, interest, principal, Late Charges, interest at the Default Rate, prepayment premium, fees and expenses or otherwise) and in such amounts and order of priority as Holder may determine in the exercise of its sole and absolute discretion.

4.    PREPAYMENTS

4.1      PREPAYMENT.      Subject to the provisions of this Section 4, upon not less than thirty (30) days prior written notice to Holder, which notice must identify the amount being prepaid and the date of prepayment (a “Prepayment Notice”), Maker shall have the right to prepay this Note in full or in part, subject to the conditions provided below, on any Payment Date by paying, in addition to the amount of the principal prepayment, all accrued and unpaid interest hereunder and all additional sums and charges due under this Note and/or the other Loan Documents, together with a prepayment premium equal to the greater of:

(a)              an amount determined by calculating one percent (1%) of the outstanding principal balance;

OR

(b)              an amount determined by:

(i) calculating the sum of the present values of all unpaid principal and interest payments required under the Loan Documents through and including the scheduled Maturity Date and including the present value of the outstanding principal balance as of such date (prior to the application of the principal being prepaid), by discounting such payments from their scheduled payment dates back to the date prepayment will be made utilizing a discount rate equal to the Converted Treasury Yield (as defined below); and

(ii) subtracting from such sum the outstanding principal balance (prior to application of the principal being prepaid) as of the date prepayment will be made; and

(iii) multiplying such remainder by the quotient of (A) the principal being prepaid, divided by (B) the outstanding principal balance as of the date of prepayment (prior to application of the principal being prepaid).

The “Converted Treasury Yield” means 50 basis points plus the yield available, or if there is more than one yield available, the average yields of United States Treasury non-callable bonds and notes having a maturity date closest to (before, on, or after) the scheduled Maturity Date as reported in The Wall Street Journal or similar publication on the fifth (5th) Business Day preceding the date prepayment will be made (as calculated by Holder in the exercise of its reasonable judgment), converted to a quarterly equivalent yield.  As used herein, the terms “Converted Treasury Yield” and quarterly equivalent yield are annualized rates which reflect the frequency of the interest payments made during a calendar year.

Notwithstanding the foregoing, no prepayment premium shall be payable if Maker voluntarily prepays the Loan in full or in part, within the fifteen (15) day period immediately preceding  the scheduled Maturity Date, and on the date such prepayment is made Holder has not exercised and is not entitled to exercise its right to accelerate the scheduled Maturity Date.

4.2      PREPAYMENT RIGHTS.      Maker acknowledges that it possesses no right to prepay the Loan, except as expressly provided herein.  Maker further acknowledges and agrees that, except as expressly provided herein, if the Loan is prepaid prior to the scheduled Maturity Date, for any reason, including, but not limited to, acceleration of the Maturity Date by reason of an Event of Default, any subsequent tender of payment of the Loan made by Maker or by anyone on behalf of Maker or otherwise, including any tender of payment at any time prior to or at foreclosure sale or proceedings or during any redemption period following foreclosure, or during any federal or state bankruptcy or insolvency proceedings, shall constitute an evasion of the restrictions on prepayment set forth herein, and shall be deemed a voluntary prepayment prior to the scheduled Maturity Date requiring payment of the prepayment premium provided for, if any, and Holder shall not be required to accept such prepayment if it does not include payment of the prepayment premium provided for, if any.  Further, Holder’s acceptance of such prepayment without the requisite prepayment premium shall not constitute or be deemed to constitute a waiver by Holder of its right to seek payment of the required prepayment premium in accordance with the terms hereof or any rights and remedies Holder may have under this Note, the other Loan Documents, at law or in equity on account of Maker’s failure to timely pay such prepayment premium as and when required hereunder.  To the extent permitted by law, Holder may bid at any foreclosure sale, as part of the indebtedness evidenced by the Loan Documents, the amount of the prepayment premium, if any, which is payable hereunder calculated as if prepayment of the Loan occurs on the date of such foreclosure sale.  To the extent the amount of the indebtedness evidenced by this Note must be determined as of a date certain pursuant to a judicial foreclosure, the Loan will be deemed prepaid as of the date judgment enters and the prepayment premium due and payable hereunder (if any) will be calculated as if prepayment of the Loan occurred on the date of said judgment.

4.3      NEGOTIATION OF PREPAYMENT PREMIUM.      Maker and Holder have negotiated the Loan upon the understanding that if the Loan is paid or prepaid prior to the scheduled Maturity Date, for any reason, except as expressly provided herein, Holder shall receive the prepayment premium provided for as partial compensation for: (i) the cost of reinvesting the prepayment proceeds and/or the loss of the contracted rate of return on the Loan; and (ii) the privilege of early payment of the Loan, which Maker has expressly bargained for and which privilege Holder would not have granted to Maker without a prepayment premium.  Maker agrees that the prepayment premium provided for herein is reasonable.  Maker agrees that Holder shall not be obligated, as a condition subsequent to its receipt of the prepayment premium provided for, to actually reinvest all or any part of the amount prepaid in any United States Treasury instruments or obligations or otherwise.

4.4      APPLICATION OF PREPAYMENTS.      Any partial prepayments of the principal of this Note shall be applied to installments of principal coming due hereunder in the inverse order of maturity, and shall not reduce the scheduled installments of principal payable hereunder, if any.  If the amounts necessary to prepay this Note in accordance with the terms and provisions hereof are received by Holder after 2:00 p.m. (Eastern Time), such prepayment shall be deemed to have been made on the next occurring Business Day and Holder shall be entitled to receive interest on the outstanding principal balance of the Loan, calculated at the Loan Rate or the Default Rate, as applicable, and a re-calculated prepayment premium to the effective date of such prepayment.

4.5      PREPAYMENT IN CONNECTION WITH CASUALTY, CONDEMNATION OR EXCESS INTEREST.      Notwithstanding anything to the contrary set forth in this Note or the other Loan Documents, Holder agrees that provided no Event of Default has occurred, no prepayment premium shall be due and payable in connection with the reduction of the outstanding principal balance of the Loan pursuant to (i) the application of insurance or condemnation proceeds received by Holder pursuant to the Deed of Trust, or (ii) the application of Excess Interest (as defined in the this Note).

4.6      PREPAYMENT PERMITTED WITHOUT PREMIUM.      Subject to the provisions of this Section 4, but notwithstanding Section 4.1, Maker may prepay principal in an amount of not more than ten percent (10%) of the original principal amount of the Loan during any calendar year or portion thereof without prepayment premium, provided that no Event of Default exists.

4.7      NOTICE OF PREPAYMENTS.      Any prepayment otherwise permitted under Sections 4.1, 4.5 and 4.6, shall not be permitted unless Holder shall have received written notice from Maker of the amount of such prepayment and the date such prepayment will be paid at least thirty (30) days prior to such date of prepayment.

4.8      PREPAYMENT NOT PERMITTED.      Except as hereinabove set forth, no full or partial prepayments of principal shall be allowed.

MAKER’S INITIALS _____	INITIALS ______	INITIALS ______

5.    ISSUANCE PURSUANT TO LOAN AGREEMENT

This Note has been issued by the Maker pursuant to the terms of the Loan Agreement, and Maker and Holder are entitled to the benefits and subject to the obligations thereof.  This Note is secured by, among other things, the Deeds of Trust.  Reference is hereby made to the Loan Agreement for a full statement of the rights of the holder of, and the nature and extent of the security for, this Note.  All covenants, conditions and agreements contained in the Loan Agreement, the Deeds of Trust and any other document securing this Note, are hereby made a part of this Note.  In the event of any conflict between the terms of the Note and the terms of the Loan Agreement, the Deeds of Trust and other security instruments, the terms of this Note shall govern.  Maker acknowledges and agrees that the Loan and the other obligations evidenced and secured by the Loan Documents are fully recourse and that, subject to the provisions of this Note, the Loan Agreement, the Loan Documents and the Deeds of Trust and applicable law, Holder’s remedies upon default by Maker are not limited to foreclosure of the Deeds of Trust.

6.    EVENTS OF DEFAULT AND REMEDIES

The entire unpaid principal balance and accrued interest under this Note, and any and all other notes of Maker to Holder or other sums owed from Maker to Holder, shall, as set forth in the Loan Agreement, either automatically or as declared at the option of Holder, be immediately due and payable upon the occurrence of an Event of Default with respect to any automatic acceleration and upon the occurrence and during the continuance of one or more Events of Default, with respect to any optional acceleration.  Upon the occurrence and during the continuance of one or more Events of Default, Holder shall also have the right to (i) demand additional security in lieu of asserting any other remedy; (ii) use any remedy Holder has under any federal, state, or local law of the United States; and (iii) use any remedy given to Holder in the Loan Agreement or in any of the Loan Documents.

7.    ACTIONS BY HOLDER

Any forbearance by Holder in exercising any right or remedy under this Note, the Deeds of Trust, the Loan Agreement, or any other Loan Document or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Holder of any payment after the due date of such payment or in an amount which is less than the required payment shall not be a waiver of Holder’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Holder of any security for Maker’s obligations under this Note shall not constitute any election by Holder of remedies so as to preclude the exercise of any other right or remedy available to Holder.

8.    ATTORNEYS’ FEES

If Holder shall employ the services of legal counsel in connection with (i) any request made by Maker to Holder for a modification, amendment, waiver, or consent in connection with the Loan Documents, (ii) defending or protecting Holder’s interests in any Loan Document or any property securing the Loan from and against any claim or assertion made by any third party, (iii) rendering advice to Holder, enforcing Holder’s legal rights, or performing other legal services for Holder upon the occurrence of an Event of Default, including, without limitation, any services relating to any so-called “work-out” or other negotiations following or anticipating the occurrence of any Event of Default, (iv) representing the interests of Holder in any lawsuit arising out of or in connection with the Loan Documents or Holder’s position as secured party or beneficiary under any Loan Document, or (v) any other judicial or nonjudicial action, suit or proceeding instituted by Holder or any other person connected with or related to or with reference to the Loan or to reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Holder’s interest in this Note or the Deeds of Trusts or any other Loan Document (including proceedings under state or federal bankruptcy or insolvency law, in eminent domain, under probate proceedings, or in connection with any state or federal tax lien), then in such event Maker promises to pay or reimburse Holder, within thirty (30) days following demand, for all reasonable attorneys’ fees and reasonable costs and expenses and any other professional’s fees incurred by Holder and/or its attorney in connection with the above-mentioned events.

9.    MAXIMUM INTEREST RATE/CHARGES

It being the intention of Holder and Maker to comply with the laws of the State of Washington with regard to the rate of interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount (“Excess Interest”) in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note.  If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or any of the other Loan Documents, then in such event:

(a)           The provisions of this paragraph shall govern and control;

(b)           Maker shall not be obligated to pay any Excess Interest;

(c)           Any Excess Interest that Holder may have received hereunder shall, at the option of Holder, be (i) applied as a credit against the then-outstanding principal balance due under this Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing;

(d)           The applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the aforesaid State, and this Note, the Loan Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

(e)           Maker shall not have any action or remedy against Holder for any damages whatsoever or any defense to enforcement of the Note, Loan Agreement or any of the other Loan Documents arising out of the payment or collection of the Excess Interest.

10.   GOVERNING LAW AND OTHER AGREEMENTS

Maker agrees that:  (i) this Note and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Washington without reference to the conflict of law principles of such state; (ii) the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. Section 1601, et seq.; and (iii) said obligation constitutes a business loan and is not intended by Maker for use for personal, family, or household purposes.

11.   WAIVERS

Maker and any and all others who may become liable for all or part of the obligations of Maker under this Note (collectively the “Obligors”) agree to be jointly and severally bound hereby and jointly and severally, to the extent permitted by law:  (i) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii)waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder, except as otherwise specifically provided in the Loan Documents; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each Obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Holder to any Obligor or any such other person or entity; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such obligors or security shall not affect the liability of any of Obligors for the payment hereof.

12.   ENTIRE AGREEMENT

This instrument, together with the other Loan Documents as defined above, constitutes and sets forth the entire understanding and agreement between the parties, and no party hereto has relied upon any representations, agreements or understandings, verbal or written, not set forth herein, or in such other Loan Documents, whether made by any party hereto or by any agent, employee or representative of any party hereto.  Specifically, without limiting the generality of the foregoing, the parties agree that Holder has made no agreement to extend or renew this Note in any way, and no such agreement will be binding upon Holder unless made in writing, subsequent to the date hereof, and executed by a duly authorized representative of Holder.

13.   HEADINGS AND INTERPRETATION

Headings are for convenience only and are not intended as a limitation on the content of the paragraph following, nor as an aid to the construction thereof.  The parties hereto intend and believe that each provision in this Note comports with all applicable law.  However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of Maker and Holder that there shall be added in lieu thereof a provision as similar in terms to such provision as is possible which is legal, valid and enforceable, provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Maker and Holder with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of this Note.  TIME IS OF THE ESSENCE OF THIS NOTE.  Use of the word “including” shall not be construed as a limitation and the word “including” shall be deemed to mean “including, but not limited to.”

14.   MISCELLANEOUS

14.1      CHANGES TO NOTE.      This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Maker or Holder, but only by an agreement in writing signed by both Maker and Holder.  Holder may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability on this Note.

14.2      LOSS, THEFT OR DESTRUCTION OF NOTE.      In the event of the loss, theft or destruction of this Note, upon Maker’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Maker by Holder or in the event of the mutilation of this Note, upon the surrender of the mutilated Note by Holder to Maker, Maker shall execute and deliver to Holder a new note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

14.3      MEANING OF PARTICULAR TERMS.      Wherever used, the singular member shall include the plural, the plural the singular, and the words “Holder” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators.  Upon any endorsement, assignment, or other transfer of this Note by Holder or by operation of law, the term “Holder,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to Holder then becoming the holder of this Note.  This Note shall inure to the benefit of Holder and its successors and assigns and shall be binding upon the undersigned Maker and its successors and assigns.  Maker agrees that Holder and any future Holders or participants may grant or sell participation interests in this Note to other Persons without notice to, or approval of Maker.

14.4      NOTICES.      All notices required to be given hereunder shall be given in the manner specified in the Loan Agreement directed to the parties at their respective address as provided therein.

14.5      JOINT AND SEVERAL LIABILITY.      If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

14.6      COUNTERPARTS.      This Note may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument.  In making proof of this Note, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such Note is sought.

14.7      PURPOSE OF NOTE.      MAKER ACKNOWLEDGES, REPRESENTS AND WARRANTS TO HOLDER THAT THE LOAN EVIDENCED BY THIS NOTE IS FOR COMMERCIAL PURPOSES.  MAKER FURTHER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT IS ENGAGED EXCLUSIVELY IN COMMERCIAL PURSUITS AND THAT THE PROCEEDS OF THIS NOTE ARE TO BE UTILIZED IN THE BUSINESS ACTIVITIES OF MAKER AND WILL NOT BE UTILIZED FOR CONSUMER PURPOSES.

14.8      WAIVER OF TRIAL BY JURY.      MAKER WAIVES TRIAL BY JURY IN ANY PROCEEDING RELATING TO THIS NOTE, THE DEEDS OF TRUST, OR THE OTHER DOCUMENTS OR TRANSACTIONS EVIDENCED HEREBY OR THEREBY AND AGREES THAT NO SUCH ACTION WITH RESPECT TO WHICH A JURY TRIAL HAS BEEN WAIVED SHALL BE SOUGHT TO BE CONSOLIDATED WITH ANY OTHER ACTION WITH RESPECT TO WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

14.9      NO ORAL AGREEMENTS.

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

ORM TIMBER OPERATING COMPANY II, LLC
a Delaware limited liability company

By:	Olympic Resource Management LLC, a
Washington limited liability company
Its Manager

By:
David L. Nunes
President & Chief Executive Officer

[Signature Page to Promissory Note]